SEVENTEENTH AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This SEVENTEENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of September 23, 2020, is by and among COVENANT TRANSPORT, INC., a Tennessee corporation (“CTI”), CTG LEASING COMPANY, a Nevada corporation (“CTGL”), SOUTHERN REFRIGERATED TRANSPORT, INC., an Arkansas corporation (“SRT”), COVENANT ASSET MANAGEMENT, LLC, a Nevada limited liability company (“CAM”), COVENANT TRANSPORT SOLUTIONS, LLC, a Nevada limited liability company formerly known as Covenant Transport Solutions, Inc. (“CTS”), STAR TRANSPORTATION, INC., a Tennessee corporation (“Star”), and COVENANT LOGISTICS, INC., a Nevada corporation (“CLI”), LANDAIR TRANSPORT, INC., a Tennessee corporation (“LA Transport”), LANDAIR LOGISTICS, INC., a Tennessee corporation (“LA Logistics”), and LANDAIR LEASING, INC. (“LA Leasing”), a Tennessee corporation (“Logistics”, and together with CTI, CTGL, SRT, CAM, CTS, Star, CLI, LA Transport, LA Logistics, and LA Leasing, individually a “Borrower” and collectively, “Borrowers”), COVENANT LOGISTICS GROUP, INC., a Nevada corporation formerly known as Covenant Transportation Group, Inc. (“Parent”), TRANSPORT MANAGEMENT SERVICES, LLC, a Tennessee limited liability company (“TMS”), and LANDAIR HOLDINGS, INC., a Tennessee corporation (“LA Holdings”, and together with Parent, and TMS, individually, a “Guarantor” and collectively, “Guarantors”), the Lenders (defined below) party to this Amendment, and BANK OF AMERICA, N.A., a national banking association, as agent for Lenders (in such capacity, “Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (defined below).

R E C I T A L S:

A.     Obligors, the lenders from time to time party thereto (the “Lenders”) and the Agent are parties to that certain Third Amended and Restated Credit Agreement, dated as of September 23, 2008 (as previously amended, and as otherwise amended, restated or modified from time to time, the “Credit Agreement”).

B.     Obligors, Lenders and Agent previously entered into a Consent Agreement dated as of July 8, 2020 (the “Consent Agreement”), pursuant to which Agent and Lenders consented to the sale by CTS of certain of its assets to Advance Business Capital LLC (the “Purchaser”) pursuant to an Accounts Receivable Purchase Agreement dated as of July 8, 2020 among CTS, Purchaser and Triumph Bancorp, Inc. (“Triumph”; Purchaser and Triumph, collectively, the “Triumph Entities”), and certain other transactions in connection therewith (collectively defined in the Consent Agreement as the “Sale Transactions”).

C.     A dispute has arisen between CTS and the Triumph Entities regarding the Sale Transactions, following which CTS commenced litigation against Purchaser which is currently pending before the United States District Court for the Northern District of Texas, Dallas Division (the “District Court”) as Case No. 3:20-cv-2590 (the “Litigation”). CTS and the Triumph Entities desire to settle the Litigation by amending the terms of the Sale Transactions pursuant to an Account Management Agreement, Amendment to Purchase Agreement and Mutual Release dated on or about the date hereof (the “Account Management Agreement”), pursuant to which, among other things:

1.     CTS agrees to sell 630,268 shares of common stock of Triumph received as part of the Sales Transaction (the “Triumph Common Stock”), and pay the cash proceeds thereof to the Triumph Entities;

2.     The Indemnification Obligations (as defined in the Consent Agreement) currently owing by CTS under the Purchase Agreement will be replaced by CTS’s agreement to indemnify the Triumph Entities for a portion of up to $60,000,000 in potential losses in connection with certain advances made by CTS to the Over-Formula Advance Factoring Clients (as defined in the Account Management Agreement), the first $30,000,000 of such losses to be borne solely by CTS and Parent (collectively, the “Covenant Entities”), the second $30,000,000 to be borne equally by the Covenant Entities and the Triumph Entities (the “Modified Indemnification Obligations”);

3.     The obligation of Purchaser to pay CTS the Earnout Amount under (and as defined) in the Purchase Agreement as presently in effect will be eliminated;

4.     The Covenant Entities will issue a certain Draw Note to the order of TBK Bank, SSB (“TBK Bank”), in the maximum original principal amount of $45,000,000 (the “Draw Note”), the proceeds of which are to be used solely to pay the Modified Indemnification Obligations owing to the Triumph Entities; and

5.     To secure the Covenant Entities’ obligations under the Draw Note and Account Management Agreement, the Covenant Entities and certain other Subsidiaries of Parent will enter into a certain Security Agreement, pursuant to which the Covenant Entities and such Subsidiaries will grant in favor of TBK Bank (as the holder of the Draw Note and as administrative agent for the Triumph Entities under the Account Management Agreement) a first priority Lien on certain Revenue Equipment over which Agent does not have a perfected Lien and, in connection therewith, Agent will be required to release any Lien on such Revenue Equipment (the transactions described in paragraphs (1)-(5), collectively, the “Contemplated Transactions”).

D.     The Contemplated Transactions, if consummated, would not be permitted under the Credit Agreement due to the following: (i) the sale of Triumph Common Stock would not be permitted under Section 10.2.5 of the Credit Agreement, (ii) the additional Debt arising from the Modified Indemnification Obligations would not be permitted under Section 10.2.1 of the Credit Agreement, (iii) the additional Debt arising under the Draw Note would not be permitted under Section 10.2.1 of the Credit Agreement, (iv) the Liens granted in favor of TBK Bank under the Security Agreement would not be permitted under Section 10.2.2 of the Credit Agreement, and (v) the modification of the Purchase Agreement, to the extent disposing of any Property rights, would constitute an Asset Disposition that would not be permitted under Section 10.2.5 of the Credit Agreement.

E.     Obligors have requested that Agent and Lenders consent to the Contemplated Transactions and make certain other amendments to the Credit Agreement, and Agent and Lenders are willing to do so on the terms and subject to the conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and other good and valuable consideration, the parties hereto agree as follows:

1.     Recitals. The foregoing Recitals are accurate and are incorporated herein and made a part hereof for all purposes.

2.     Consent.

(a)     Consent and Acknowledgment. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, Agent and each of the undersigned Lenders hereby consent to the Contemplated Transactions.

(b)     Limited Consent. Parent, Borrowers, and the other Guarantors acknowledge that the consents and waivers in this Section 2 are granted by the Agent and the Lenders only for the specific instance and for the limited purpose set forth herein and shall not in any manner create a course of dealing or otherwise impair the future ability of the Agent to declare a Default or Event of Default or otherwise enforce the terms of any Loan Document if any similar or related transactions arise, or otherwise. Except as expressly set forth herein, each term and provision of the Credit Agreement continues in full force and effect.

3.     Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a)     Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in proper alphabetical sequence:

Seventeenth Amendment Date: September 23, 2020.

TBK Bank: TBK Bank, SSB.

Triumph Account Management Agreement: that certain Account Management Agreement, Amendment to Purchase Agreement and Mutual Release entered into among CTS, Parent and the Triumph Entities, and approved by the United States District Court for the Northern District of Texas, Dallas Division, in Case No. Case No. 3:20-cv-2590, as in existence on the date the Agreed Order of Dismissal is entered by such court or as at any time amended, restated, supplemented, or otherwise modified with the prior written consent of Agent and Required Lenders; provided, that no such consent shall be required for amendments that (a) do not (i) increase the maximum principal amount of the Triumph Note, (ii) increase the amount or nature of collateral required to be pledged, or (iii) increase the maximum amount of losses for which CTS and Parent are liable, and (b) are not otherwise materially adverse to the Obligors, the Agent, or the Lenders.

Triumph Agreements: collectively, the Triumph Note, the Triumph Purchase Agreement, and the Triumph Security Agreement.

Triumph Collateral Account: one or more deposit accounts pledged by an Obligor in favor of TBK Bank pursuant to the Triumph Security Agreement into which no deposits are made other than deposits consisting exclusively of proceeds of Triumph Revenue Equipment.

Triumph Entities: collectively, Advance Business Capital LLC, a Delaware limited liability company, and Triumph Bancorp, Inc., a Texas corporation.

Triumph Liabilities: collectively, (a) Debt arising under the Triumph Note, less any repayments in respect thereof made on or after the Seventeenth Amendment Date, and (b) the liabilities and obligations (whether or not constituting Debt) owing by CTS and Parent to the Triumph Entities under the Triumph Purchase Agreement in respect of the indemnification of the Triumph Entities of losses arising with amounts owing to one or more of the Triumph Entities by the Over-Formula Advance Factoring Clients (as defined in the Triumph Account Management Agreement), in an aggregate amount under clauses (a) and (b) not to exceed $45,000,000 plus any interest, fees and expenses owing under the Triumph Note.

Triumph Note: that certain Draw Note dated on or about the Seventeenth Amendment Date, made by CTS and Parent to the order of TBK Bank, in the original principal amount of $45,000,000, as in existence on such date or as at any time amended, restated, supplemented or otherwise modified with the prior written consent of Agent and Required Lenders.

Triumph Purchase Agreement: that certain Accounts Receivable Purchase Agreement dated as of July 8, 2020, among CTS and the Triumph Entities, as amended by the Triumph Account Management Agreement.

Triumph Revenue Equipment: any Revenue Equipment pledged by CTS, Parent or CTGL, LA Leasing, or one or more other Obligors under the Triumph Security Agreement, together with any proceeds thereof, to secure the Triumph Liabilities, (a) on the Seventeenth Amendment Date pursuant to the Triumph Security Agreement as in effect on such date, or (b) after the Seventeenth Amendment Date; provided that, no Revenue Equipment shall constitute Triumph Revenue Equipment if pledged (or sought to be pledged) after the Seventeenth Amendment Date, unless (i) Agent’s Lien has not been noted on the certificate of title for such Revenue Equipment, (ii) such Revenue Equipment has not been included as Eligible Revenue Equipment on any Borrowing Base Certificate or, if at any time included, the removal of such Revenue Equipment from the Borrowing Base would not result in an Overadvance, (iii) the value of such Revenue Equipment, when aggregated with all other collateral pledged to secure the Triumph Liabilities, does not exceed 120% of the amount necessary to comply with the LTV Ratio required under (and as defined in) the Rider to Security Agreement, and (iv) if a Trigger Period exists at the time of such pledge, Required Lenders have authorized in writing the release of Agent’s Lien on such Revenue Equipment.

Triumph Security Agreement: collectively, (a) that certain Security Agreement and that certain Rider to Security Agreement, each dated on or about the Seventeenth Amendment Date, among CTS, Parent, CTGL, LA Leasing, and TBK Bank, as in existence on such date, and (b) each supplement to the foregoing agreements for the purpose of adding or releasing Revenue Equipment as collateral thereunder or to add one or more other Obligors as pledgers thereunder, so long as, with respect to any such additional collateral, such Revenue Equipment is Triumph Revenue Equipment.

(b)     The definition of “Excluded Assets” in Section 1.1 of the Credit Agreement is hereby amended by deleting clause (d) thereof and replacing it with the following:

(d) (i) any Daimler Revenue Equipment for so long as it secures the Daimler Credit Facility, (ii) any Triumph Revenue Equipment and the Triumph Collateral Account so long as any Triumph Liabilities remain outstanding, and (iii) Revenue Equipment and identifiable proceeds thereof in which a Lien is granted by the applicable grantor to secure Debt in an amount not to exceed $55,000,000 to facilitate Parent’s acquisition of one hundred percent (100%) of the outstanding Equity Interests of Landair Holdings, Inc. on or about July 3, 2018, and refinancing Debt in respect thereof that satisfies the Refinancing Conditions;

(c)     The definition of “Permitted Asset Disposition” in Section 1.1 of the Credit Agreement is hereby amended by deleting clause (B) and replacing it with the following:

(B) a disposition of Excluded Assets (including, without limitation, Triumph Revenue Equipment, Real Estate that does not constitute Eligible Real Estate, Daimler Revenue Equipment and other personal Property financed with Purchase Money Debt and subject to a Purchase Money Lien) where (i) in the case of any Triumph Revenue Equipment, the Net Proceeds are used to repay outstanding Revolver Loans (unless deposited into the Triumph Collateral Account) and (ii) for all other Excluded Assets, the proceeds are applied first to reduce or satisfy, as applicable, Debt secured by such Excluded Assets with any remaining Net Proceeds used to repay outstanding Revolver Loans, if any, or

(d)     Section 10 of the Credit Agreement is hereby amended by adding the following new Section 10.1.13 immediately after Section 10.1.12:

10.1.13          Triumph Agreements.

(a)     Notify Agent and Lender in writing of (i) any default or event of default under any Triumph Agreement, (ii) the commencement of any proceeding or action by any party to any Triumph Agreement to enforce any rights of such party under any such Triumph Agreement;

(b)     Deliver to Agent true, correct and complete copies of any order by any court in which any action or proceeding is pending with respect to any Triumph Agreement, including any order of dismissal;

(c)     Deliver to Agent, promptly upon the execution thereof, true, correct and complete copies of each amendment, supplement, schedule, joinder or other modification to the Triumph Security Agreement; and

(d)     In the event the Triumph Liabilities are repaid in full, CTS and Parent are otherwise released from all liabilities to TBK Bank or the Triumph Entities, or the Triumph Security Agreement is terminated, Obligors shall take shall take such actions as Agent deems appropriate under Applicable Law to obtain and perfect its Lien on any Revenue Equipment at any time pledged to TBK Bank to secure the Triumph Liabilities.

(e)     Section 10.2.1 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (o) thereof, (ii) renumbering clause (p) as clause (q), and (iii) adding the following new clause (p) immediately after clause (o):

(p)     the Triumph Liabilities; and

(f)     Section 10.2.2 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (t) thereof, (ii) deleting the “.” at the end of clause (u) and substituting “; and” in lieu thereof, and (iii) adding the following new clause (v) at the end thereof:

(v)     Liens on Triumph Revenue Equipment and the Triumph Collateral Account in favor of TBK Bank so long as any Triumph Liabilities are outstanding.

(g)     Section 11.1 of the Credit Agreement is hereby amended by (i) deleting the “or” at the end of clause (m) thereof, (ii) deleting the “.” at the end of clause (n) and substituting “; or” in lieu thereof, and (iii) adding the following new clause (o) at the end thereof:

(o)     a default or event of default occurs under any Triumph Agreement after giving effect to any grace or cure period thereunder.

4.     Effectiveness; Conditions Precedent. The consent provided for in Section 2 hereof and the amendments provided in Section 3 hereof shall be effective as of the date set forth above upon satisfaction of each of the following, as determined by Agent:

(a)     Agent shall have received one or more counterparts of this Amendment duly executed by each of Borrowers, Guarantors and Lenders;

(b)     Agent and Lenders shall have received the final versions of the Draw Note and the Security Agreement, and the proposed Account Management Agreement as presented to the District Court for approval, and found the terms of each such agreement and instrument acceptable; and

(c)     no Default or Event of Default exists.

5.     Additional Covenant. To induce Agent and Required Lenders to enter into this Amendment, Obligors covenant and agree to deliver to Agent a true, correct and complete copy of each of the Account Management Agreement and Consent Motion for Approval submitted to the District Court promptly upon the filing thereof.

6.     Release of Agent’s Lien on Certain Revenue Equipment. Upon the effectiveness of this Amendment, Agent releases its Lien on all Revenue Equipment and other Property listed on Schedule A attached hereto.

7.     Acknowledgment of the Obligors. Borrowers and Guarantors, as Obligors, hereby acknowledge and agree that, to the best of their knowledge: (a) none of the Obligors has any defense, offset, or counterclaim with respect to the payment of any sum owed to Lenders or Agent under the Loan Documents, or with respect to the performance or observance of any warranty or covenant contained in the Credit Agreement or any of the other Loan Documents; and (b) Agent and Lenders have performed all obligations and duties owed to the Obligors through the date of this Amendment.

8.     Consent and Reaffirmation of Guaranty Agreements.

(a)      Parent hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Parent Guaranty (including without limitation, the continuation of Parent’s payment and performance obligations thereunder upon and after the effectiveness of this Amendment and the amendments contemplated hereby) and the enforceability of the Parent Guaranty against the Parent in accordance with its terms.

(b)     Each of TMS and LA Holdings hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects its Guaranty (including without limitation, the continuation of each of TMS’s and LA Holdings’ payment and performance obligations thereunder upon and after the effectiveness of this Amendment and the amendments contemplated hereby) and the enforceability of its Guaranty against TMS and LA Holdings in accordance with its terms.

9.     Representations and Warranties of the Obligors. Borrowers and Guarantors, as Obligors, represent and warrant to Agent and Lenders that:

(a)     Compliance with Credit Agreement. On the date hereof, no Default or Event of Default has occurred and is continuing;

(b)     Representations and Warranties. On the date hereof, the representations and warranties of each Obligor in the Loan Documents are true and correct in all material respects (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date);

(c)     Power and Authority. Each Obligor is duly authorized to execute, deliver and perform this Amendment. The execution, delivery and performance of this Amendment and the Credit Agreement, as amended hereby, have been duly authorized by all necessary action, and do not (i) require any consent or approval of the holders of Equity Interests of the Obligors, other than those already obtained; (ii) contravene the Organic Documents of any Obligor; (iii) violate or cause a default under any Applicable Law, Material Contract or Material License; or (iv) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor; and

(d)     Enforceability. This Amendment and the Credit Agreement, as amended hereby, are legal, valid and binding obligations of each Obligor, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

10.     Effect on Credit Agreement. Except as specifically amended hereby, the terms and provisions of the Credit Agreement and the other Loan Documents are, in all other respects, ratified and confirmed and remain in full force and effect. Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of Lenders or Agent under the Credit Agreement or any other Loan Document, nor shall they constitute a waiver of any Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document. Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to by such amendments. No reference to this Amendment need be made in any notice, writing, or other communication relating to the Credit Agreement and the other Loan Documents, any such reference to the Credit Agreement and the other Loan Documents to be deemed a reference thereto as respectively amended by this Amendment. All references to the Credit Agreement and the other Loan Documents in any document, instrument, or agreement executed in connection with the Credit Agreement and the other Loan Documents will be deemed to refer to the Credit Agreement and the other Loan Documents as respectively amended hereby.

11.     Instrument Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

12.     Further Acts. Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Amendment.

13.     Successors. This Amendment shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, and their respective successors and permitted assigns, except that (a) no Obligor shall have the right to assign its rights or delegate its obligations under this Amendment or any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3 of the Credit Agreement.

14.     Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

15.     Consent to Forum. EACH OBLIGOR, HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER THE STATE OF NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO THIS AMENDMENT, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH OBLIGOR, IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1 OF THE CREDIT AGREEMENT. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Amendment shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction. Notwithstanding the foregoing, Section 14.14 of the Credit Agreement is incorporated herein by reference and shall apply to this Amendment.

16.     Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of a signature page of any Loan Document by telecopy or electronic mail shall be as effective as delivery of a manually executed counterpart of such agreement.

17.     Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Amendment shall remain in full force and effect.

18.     Entire Agreement. This Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 14.1 of the Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS: COVENANT TRANSPORT, INC. By: /s/ M. Paul Bunn Name: M. Paul Bunn Title: Executive Vice President, Chief Financial Officer, and Secretary
CTG LEASING COMPANY By: /s/ M. Paul Bunn Name: M. Paul Bunn Title: Vice President and Secretary
COVENANT ASSET MANAGEMENT, LLC By: /s/ M. Paul Bunn Name: M. Paul Bunn Title: Vice President and Secretary
COVENANT TRANSPORT SOLUTIONS, LLC By: /s/ M. Paul Bunn Name: M. Paul Bunn Title: Vice President, Chief Financial Officer, and Secretary
SOUTHERN REFRIGERATED TRANSPORT, INC. By: /s/ M. Paul Bunn Name: M. Paul Bunn Title: Vice President and Secretary
[Signatures continued on next page]

STAR TRANSPORTATION, INC. By: /s/ M. Paul Bunn Name: M. Paul Bunn Title: Vice President and Secretary
COVENANT LOGISTICS, INC. By: /s/ David R. Parker Name: David R. Parker Title: Chief Executive Officer, President, Secretary, and Treasurer
LANDAIR TRANSPORT, INC. By: /s/ M. Paul Bunn Name: M. Paul Bunn Title: Vice President, Secretary, and Treasurer
LANDAIR LOGISTICS, INC. By: /s/ M. Paul Bunn Name: M. Paul Bunn Title: Vice President, Secretary, and Treasurer
LANDAIR LEASING, INC. By: /s/ M. Paul Bunn Name: M. Paul Bunn Title: Vice President, Secretary, and Treasurer
[Signatures continued on next page]

GUARANTORS: COVENANT LOGISTICS GROUP, INC. By: /s/ M. Paul Bunn Name: M. Paul Bunn Title: Executive Vice President, Chief Financial Officer, and Secretary

TRANSPORT MANAGEMENT SERVICES, LLC By: /s/ M. Paul Bunn Name: M. Paul Bunn Title: Vice President and Secretary
LANDAIR HOLDINGS, INC. By: /s/ M. Paul Bunn Name: M. Paul Bunn Title: Vice President, Secretary, and Treasurer
[Signatures continued on next page]

AGENT AND LENDERS: BANK OF AMERICA, N.A., as Agent and Lender By: /s/ Douglas Cowan Name: Douglas Cowan Title: Senior Vice President
[Signatures continued on next page]

JPMORGAN CHASE BANK, N.A. By: /s/ Angela Leake Name: Angela Leake Title: Authorized Officer